Exhibit 99.1

Power Integrations Announces Financial Results for Fiscal Year 2006

SAN JOSE, Calif., Jun 5, 2007 (PrimeNewswire via COMTEX News Network) — Power Integrations (Pink Sheets:POWI) today released complete financial results for the fiscal year ended December 31, 2006. The company’s 2006 consolidated statements of operations and consolidated balance sheets, as well as certain supplemental information, are contained in the tables accompanying this press release.

As previously disclosed, the company’s 2006 net revenues totaled $162.4 million, an increase of 13 percent compared to the prior year. Gross margin calculated under generally accepted accounting principles (GAAP) was 54.6 percent, which included a positive impact of approximately one margin point from the ship-and-debit settlements recorded by the company during the second quarter of 2006.

Operating expenses on a GAAP basis totaled $84.8 million, including $14.2 million in stock-based compensation expenses. Also included in operating expenses were $13.7 million in expenses related to the company’s special investigation and the related financial-statement restatement, as well as $7.0 million in expenses related to patent litigation. Net income under GAAP was $9.4 million, or $0.31 per diluted share.

On a non-GAAP basis which excludes expenses for stock-based compensation, full-year gross margin was 55.3 percent. Non-GAAP net income, which excludes stock-based compensation expenses and the related tax effects, was $21.8 million, or $0.71 per diluted share.

The company has virtually completed its closing and review procedures for the first quarter of 2007, and intends to report final results for that period as soon as practicable.

About Power Integrations

Power Integrations, Inc. is the leading supplier of high-voltage analog integrated circuits used in power conversion. The company’s breakthrough integrated-circuit technology enables compact, energy-efficient power supplies in a wide range of electronic products, in both AC-DC and DC-DC applications. The company’s EcoSmart® energy-efficiency technology, which dramatically reduces energy waste, has saved consumers and businesses around the world more than an estimated $2.2 billion on their electricity bills since its introduction in 1998. For more information, visit the company’s website at www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company’s consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under Statement of Financial Accounting Standards No. 123R, “Share-based Payment,” which requires the recognition of expenses relating to share-based payments such as stock options. The company uses these non-GAAP measures in its own financial and operational decision-making processes and in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the company’s historical results and with the operating results of other companies that provide similar non-GAAP measures.

These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. Stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future. Also, other companies, including other companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

POWER INTEGRATIONS, INC.

2006 CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per-share amounts)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
NET REVENUES	$35,253	$41,465	$44,404	$41,281	$162,403

COST OF REVENUES	16,908	17,359	20,355	19,172	73,794

GROSS PROFIT	18,345	24,106	24,049	22,109	88,609

OPERATING EXPENSES:
Research and development	5,809	6,018	6,331	6,257	24,415
Sales and marketing	6,227	6,497	6,330	6,658	25,712
General and administrative	8,389	8,133	10,210	7,916	34,648

Total Operating Expenses	20,425	20,648	22,871	20,831	84,775

INCOME (LOSS) FROM OPERATIONS	(2,080)	3,458	1,178	1,278	3,834
OTHER INCOME, net	1,278	1,494	1,585	1,567	5,924

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(802)	4,952	2,763	2,845	9,758

PROVISION (BENEFIT) FOR INCOME TAXES	(23)	446	102	(192)	333

NET INCOME (LOSS)	$(779)	$4,506	$2,661	$3,037	$9,425

EARNINGS (LOSS) PER SHARE:
Basic	$(0.03)	$0.15	$0.09	$0.11	$0.32

Diluted	$(0.03)	$0.15	$0.09	$0.10	$0.31

SHARES USED IN PER-SHARE CALCULATION:
Basic	29,582	29,356	28,650	28,658	29,059
Diluted	29,582	30,955	29,832	30,656	30,819

SUPPLEMENTAL INFORMATION:
Stock-based compensation expenses included in:
Cost of revenues	$47	$412	$448	$343	$1,250
Research and development	1,198	1,119	1,019	993	4,329
Sales and marketing	1,491	1,473	1,311	1,231	5,506
General and administrative	1,139	1,120	1,045	1,071	4,375

Total stock-based compensation expense	$3,875	$4,124	$3,823	$3,638	$15,460

Operating expenses include the following:
Patent-litigation expenses	$2,863	$823	$1,797	$1,482	$6,965

Special investigation/restatement expenses	$1,937	$4,020	$4,941	$2,799	$13,697

POWER INTEGRATIONS, INC.

SUPPLEMENTAL RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO 2006 GAAP RESULTS

(in thousands, except per-share amounts)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP gross profit	$18,345	$24,106	$24,049	$22,109	$88,609
GAAP gross profit margin	52.0%	58.1%	54.2%	53.6%	54.6%
Stock-based compensation expense included in cost of revenues	47	412	448	343	1,250

Non-GAAP gross profit excluding stock-based compensation	18,392	24,518	24,497	22,452	89,859

Non-GAAP gross profit margin	52.2%	59.1%	55.2%	54.4%	55.3%

RECONCILIATION OF OPERATING MARGIN
GAAP income (loss) from operations	$(2,080)	$3,458	$1,178	$1,278	$3,834
GAAP operating margin	-5.9%	8.3%	2.7%	3.1%	2.4%

Stock-based compensation expense included in cost of revenues and operating expenses:
Cost of revenues	47	412	448	343	1,250
Research and development	1,198	1,119	1,019	993	4,329
Sales and marketing	1,491	1,473	1,311	1,231	5,506
General and administrative	1,139	1,120	1,045	1,071	4,375

Total	3,875	4,124	3,823	3,638	15,460

Non-GAAP income from operations excluding stock-based compensation	1,795	7,582	5,001	4,916	19,294

Non-GAAP operating margin	5.1%	18.3%	11.3%	11.9%	11.9%

RECONCILIATION OF NET INCOME (LOSS) PER SHARE (DILUTED)
GAAP net income (loss)	$(779)	$4,506	$2,661	$3,037	$9,425

Adjustments to GAAP net income (loss)
Total stock-based compensation	3,875	4,124	3,823	3,638	15,460
Tax effect of stock-based compensation	(478)	(942)	(825)	(829)	(3,074)

Non-GAAP income excluding stock-based compensation	$2,618	$7,688	$5,659	$5,846	$21,811

Average shares outstanding for calculation of non- GAAP income per share (diluted)	31,652	30,955	29,832	30,656	30,819

Non-GAAP income per share excluding stock-based compensation (diluted)	$0.08	$0.25	$0.19	$0.19	$0.71

Note on use of non-GAAP financial measures:

Effective January 1, 2006, Power Integrations adopted SFAS 123R, which requires the company to recognize compensation expenses relating to stock-based payments. In addition to the company’s consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS 123R, and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the company’s historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

POWER INTEGRATIONS, INC.

2006 QUARTERLY CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31	June 30	Sept. 30	Dec. 31
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$101,224	$91,462	$101,505	$124,937
Restricted cash	—	—	—	1,300
Short-term investments	30,960	26,291	21,443	2,506
Accounts receivable	13,749	15,509	13,668	10,489
Inventories	17,923	23,192	26,859	28,280
Deferred tax assets	1,306	1,401	1,520	1,929
Prepaid expenses and other current assets	1,380	1,075	4,094	4,009

Total current assets	166,542	158,930	169,089	173,450

PROPERTY AND EQUIPMENT, net	50,698	53,242	53,727	53,475
INVESTMENTS	6,916	6,913	5,409	3,999
DEFERRED TAX ASSETS	9,314	9,995	10,847	13,756
OTHER ASSETS	16,864	16,656	16,599	16,179

TOTAL ASSETS	$250,334	$245,736	$255,671	$260,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,207	$11,220	$11,868	$8,592
Accrued payroll and related expenses	5,031	6,919	6,934	8,668
Income taxes payable	9,870	10,622	11,503	14,509
Deferred income on sales to distributors	4,439	5,353	5,385	4,901
Other accrued liabilities	2,985	3,976	5,961	3,423

Total current liabilities	32,532	38,090	41,651	40,093

STOCKHOLDERS’ EQUITY:
Common stock	30	29	29	29
Additional paid-in capital	142,665	127,942	131,652	135,307
Cumulative translation adjustment	(115)	(53)	(50)	4
Retained earnings	75,222	79,728	82,389	85,426

Total stockholders’ equity	217,802	207,646	214,020	220,766

Total liabilities and stockholders’ equity	$250,334	$245,736	$255,671	$260,859